Exhibit 99.1

Kayne Anderson Energy Development Company Announces Results for the Fiscal Year Ended November 30, 2009

HOUSTON--(BUSINESS WIRE)--February 11, 2010--(NYSE:KED) Kayne Anderson Energy Development Company (the “Company”) today announced its financial results for the fiscal year ended November 30, 2009.

HIGHLIGHTS

  The Company paid a quarterly distribution of $0.30 per share
  Net asset value: $16.58 per share
  Net investment income for fiscal 2009: $1.1 million
  Net realized losses for fiscal 2009: $10.7 million
  Net unrealized gains for fiscal 2009: $27.9 million

RESULTS OF OPERATIONS – FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2009

Investment income was $8.4 million and consisted primarily of net dividends and distributions from the Company’s MLP investments and interest income on its debt investments. The Company received $15.8 million of cash dividends and distributions, of which $10.7 million was treated as a return of capital during fiscal 2009. For fiscal 2009, the Company estimates the return of capital portion of cash dividends and distributions received to be $13.0 million or 82%. This amount was reduced by $2.3 million attributable to 2008 tax reporting information that the Company received in fiscal 2009. This tax reporting information was used to adjust the Company’s prior-year return of capital estimate. Such adjustment was made during the fourth quarter of fiscal 2009 and, as a result, the Company’s return of capital percentage for fiscal 2009 was 68% after taking into account such adjustment.

Operating expenses were $6.6 million, including $3.2 million of base investment management fees; $1.3 million of interest expense; and $2.1 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets (excluding deferred tax assets).

Net investment income was $1.1 million and included a current income tax benefit of $0.1 million and a deferred income tax expense of $0.8 million.

Net realized losses were $10.7 million, net of $6.6 million of deferred income tax benefit. During the second and third quarters, the Company monetized a portion of its holdings in certain public MLP investments that had either eliminated or substantially decreased their quarterly distributions and certain energy debt investments that were not current on interest payments. These sales accounted for the majority of the Company’s realized losses during the fiscal year.

Net unrealized gains were $27.9 million, which consisted of $44.9 million of unrealized gains from investments, net of a deferred tax expense of $17.0 million. The majority of the unrealized gains were generated from the Company’s publicly traded MLPs and energy debt investments.

The Company’s increase in net assets resulting from operations for the period was $18.2 million. This increase is composed of net investment income of $1.1 million, net realized losses of $10.7 million, and net unrealized gains of $27.9 million as noted above.

RESULTS OF OPERATIONS – QUARTER ENDED NOVEMBER 30, 2009

Investment income was $3.8 million and consisted primarily of net dividends and distributions from the Company’s MLP investments and interest income on its debt investments. The Company received $3.8 million of cash dividends and distributions, of which $0.7 million was treated as a return of capital during the period. For the fourth quarter, the Company estimates the return of capital portion of cash dividends and distributions received to be $3.0 million or 80%. As noted above, the Company’s return of capital for the fourth quarter of fiscal 2009 was reduced by $2.3 million as a result of an adjustment the Company made to its return of capital estimate for fiscal 2008. As a result, the Company’s return of capital percentage for the fourth quarter was 18% after taking into account such adjustment.

Operating expenses were $1.8 million, including $0.9 million of base investment management fees; $0.3 million for interest expense and $0.6 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets (excluding deferred tax assets).

Net investment income was $1.3 million and included a current income tax benefit of $0.1 million and a deferred income tax expense of $0.9 million.

Net realized gains from our investments were $0.2 million.

Net unrealized gains were $7.4 million, consisting of $12.1 million of unrealized gains from investments and a deferred tax expense of $4.7 million. The majority of the unrealized gains were generated from our publicly traded MLPs and energy debt investments.

The Company’s increase in net assets resulting from operations was $8.9 million. This increase is composed of net investment income of $1.3 million, net realized gains of $0.2 million and net unrealized gains of $7.4 million as noted above.

PORTFOLIO AND INVESTMENT ACTIVITY

As of November 30, 2009, the Company had long-term investments of $200.3 million. The Company’s long-term investments consisted of 46 portfolio companies, which were comprised of approximately 47% in private MLPs, 33% in public MLPs and 20% in energy debt securities.

NET ASSET VALUE

As of November 30, 2009, the Company’s net asset value was $168.5 million or $16.58 per share. This represents an increase of $0.56 per share or 3.5% compared to $162.4 million or $16.02 per share on August 31, 2009. Presently, the total cost basis of the company's investments exceeds the fair value reflected on the Statement of Assets and Liabilities as shown below. This difference, combined with capital and net operating losses, results in a deferred tax asset of $20.1 million, or approximately $1.98 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2009, the Company had approximately $4.7 million invested in short-term repurchase agreements. The repurchase agreements are collateralized by U.S. Treasury bills.

As of November 30, 2009, the Company had $56.0 million borrowed under its credit facility at an interest rate of 1.48% and, as of that date, had a borrowing base of $85.0 million. The maximum amount that the Company can borrow under its credit facility is limited to the lesser of the commitment amount of $100 million or its borrowing base. As of February 1, 2010, the Company had $61.0 million of borrowings at an interest rate of 1.48% and its borrowing base was $85.8 million. At that time, the Company had a $4.8 million receivable for securities sold. Proceeds from such receivable will be used to reduce outstanding borrowings to $56.2 million.

In anticipation of the maturity of its credit facility, the Company has initiated discussions with its lenders in an effort to start the renewal process well in advance of the June 4, 2010 maturity date. Given the Company’s current portfolio and its ratio of borrowings to its borrowing base, the Company feels there is a high probability that it will be able to enter into a new agreement with a commitment size and borrowing base in excess of the current amount borrowed. The Company anticipates that the commitment size on such new facility will be lower than its existing commitment and anticipates the interest rate on such new facility will be higher than its existing credit facility. The Company does not anticipate these changes will have a material impact on the Company’s distributable cash flow or investment strategy. The Company’s guidance for fiscal 2010, which was provided on January 26, 2010, includes the estimated impact of such changes. The Company can make no assurance as to the ultimate size or terms of a new facility

DISTRIBUTION

On January 28, 2010, the Company paid a distribution of $0.30 per share for the quarter ended November 30, 2009.

CONFERENCE CALL

The Company will host a conference call at 4 p.m. Central time, on Thursday, February 11, 2010 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563-8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679-4383. All callers should reference "Conference ID #53135312." For the convenience of the Company’s stockholders, an archived replay of the call will be available on the Company’s website (http://www.kaynefunds.com/webcasts.htm).

AVAILABLE INFORMATION

The Company’s filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company’s website at www.kaynefunds.com.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
(amounts in 000’s, except share and per share amounts)

	November 30,
	2009	2008
ASSETS
Investments, at fair value:
Non-affiliated (Cost — $172,244 and $188,740, respectively)	$136,857	$110,635
Affiliated (Cost — $73,025 and $83,351, respectively)	63,502	71,649
Repurchase agreements (Cost — $4,710 and $6,325, respectively)	4,710	6,325
Total investments (Cost — $249,979 and $278,416, respectively)	205,069	188,609
Deposits with brokers	—	123
Deferred income tax asset	20,135	31,370
Receivable for securities sold	14	688
Interest, dividends and distributions receivable, net	410	403
Debt issuance costs, prepaid expenses and other assets	392	981
Total Assets	226,020	222,174
LIABILITIES
Senior secured revolving credit facility	56,000	57,000
Payable for securities purchased	17	60
Investment management fee payable	858	1,074
Current income tax payable	—	100
Accrued directors’ fees and expenses	74	76
Accrued expenses and other liabilities	532	1,177
Total Liabilities	57,481	59,487
NET ASSETS	$168,539	$162,687
NET ASSETS CONSIST OF
Common stock, $0.001 par value (200,000,000 shares authorized at November
30, 2009 and 2008; 10,163,978 and 10,102,986 shares issued and
outstanding at November 30, 2009 and November 30, 2008, respectively)	$10	$10
Paid-in capital	203,576	215,953
Accumulated net investment loss, net of income taxes, less dividends	(2,869)	(3,942)
Accumulated net realized gains (losses) on investments, net of income taxes	(3,272)	7,464
Net unrealized losses on investments, net of income taxes	(28,906)	(56,798)
NET ASSETS	$168,539	$162,687
NET ASSET VALUE PER SHARE	$16.58	$16.10

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in 000’s)

	For the Three Months Ended November 30,		For the Year Ended November 30,
	2009	2008	2009	2008
INVESTMENT INCOME
Income
Dividends and Distributions:
Non-affiliated investments	$1,767	$1,798	$8,015	$8,274
Affiliated investments	1,986	2,365	7,832	10,197
Total dividends and distributions	3,753	4,163	15,847	18,471
Return of capital	(748)	(3,566)	(10,720)	(16,410)
Net dividends and distributions	3,005	597	5,127	2,061
Interest and other income:
Non-affiliated investments, net of bad debt
expense of $88, zero, $88 and $830	759	657	3,245	3,709
Affiliated investments	—	—	—	373
Total interest and other income	759	657	3,245	4,082
Total investment income	3,764	1,254	8,372	6,143
Expenses
Base investment management fees	858	1,074	3,227	5,126
Professional fees	261	266	879	985
Directors’ fees and expenses	73	76	290	316
Administration fees	32	59	145	261
Insurance	34	38	150	151
Custodian fees	17	20	68	81
Other expenses	150	127	535	568
Total Expenses — Before Interest Expense	1,425	1,660	5,294	7,488
Interest expense	329	716	1,350	4,265
Total Expenses	1,754	2,376	6,644	11,753
Net Investment Income (Loss) — Before Income Taxes	2,010	(1,122)	1,728	(5,610)
Current income tax benefit (expense)	100	(100)	100	(100)
Deferred income tax benefit (expense)	(861)	495	(755)	2,178
Net Investment Income (Loss)	1,249	(727)	1,073	(3,532)
REALIZED AND UNREALIZED GAINS (LOSSES)
Net Realized Gains (Losses)
Investments	205	14,763	(17,338)	11,912
Foreign currency transactions	—	—	27	(30)
Options	1	—	18	—
Deferred income tax benefit (expense)	(40)	(5,471)	6,557	(4,399)
Net Realized Gains (Losses)	166	9,292	(10,736)	7,483
Net Change in Unrealized Gains (Losses)
Investments	12,086	(104,543)	44,898	(106,395)
Foreign currency translations	21	(7)	31	(4)
Deferred income tax benefit (expense)	(4,665)	38,707	(17,037)	39,395
Deferred income tax benefit (expense) —
conversion to a taxable corporation	—	18	—	(3,810)
Net Change in Unrealized Gains (Losses)	7,442	(65,825)	27,892	(70,814)
Net Realized and Unrealized Gains (Losses)	7,608	(56,533)	17,156	(63,331)
NET INCREASE (DECREASE) IN NET ASSETS
RESULTING FROM OPERATIONS	$8,857	$(57,260)	$18,229	$(66,863)

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

CONTACT:
KA Fund Advisors, LLC
Monique Vo, 877-657-3863
http://www.kaynefunds.com/